EXHIBIT 4.12
                                                                    ------------

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO WASTE CONNECTIONS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.



                             WASTE CONNECTIONS, INC.

Number 2                                                     CUSIP No. 941053AE0

              Floating Rate Convertible Subordinated Note due 2022

            Waste Connections, Inc., a Delaware corporation (the "Company"), promises to pay to CEDE & CO. or its registered assigns, the principal sum of Two Million Three Hundred Two Thousand Dollars ($2,302,000) on May 1, 2022 and to pay interest on the principal amount of this Note from the most recent date to which interest on the principal evidenced hereby (or by any predecessor Note evidencing the principal evidenced hereby) has been paid or, if no interest has been paid hereon (or on any such predecessor Note), beginning August 1, 2004 at the rates and times provided for herein.

            This Note is convertible at such times and as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the Company has caused this Floating Rate Convertible Subordinated Note due 2022 to be signed by its duly authorized officers.

Dated:  September 28, 2004                 WASTE CONNECTIONS, INC.




                                           By: _________________________________
                                               Name:   Steven F. Bouck
                                               Title:  President

                                           By: _________________________________
                                               Name:   Worthing F. Jackman
                                               Title:  Executive Vice President,
                                                       Chief Financial Officer



Trustee's Certificate of
Authentication:

Dated:  September 28, 2004

This is one of the Securities referred
to in the within mentioned Indenture.

U.S. Bank National Association,
  as Trustee



By:
     -------------------------------------------------------
                      Authorized Signatory

                           [REVERSE SIDE OF SECURITY]


                             WASTE CONNECTIONS, INC.
              Floating Rate Convertible Subordinated Note due 2022

1.      Interest.
        ---------

         Interest will be paid quarterly in arrears on May 1, August 1, November 1 and February 1 of each year, commencing November 1, 2004, unless any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a Business Day, in which case the interest payment date will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day) (each, an "Interest Payment Date") at the rates per annum specified below, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes evidencing the principal evidenced hereby) is registered at 5:00 p.m., New York City time on the regular record date ("Record Date") for such interest, which shall be the fifteenth calendar day of the month immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes evidencing the principal evidenced hereby) is registered at 5:00 p.m., New York City time on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, which shall not be more than 15 calendar days or less than 10 calendar days prior to the date of the proposed payment, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed, and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

         This Note will bear interest from the most recent date to which interest on the principal evidenced hereby (or by any predecessor Note evidencing the principal evidenced hereby) has been paid or, if no interest has been paid hereon (or on any such predecessor Note), beginning on August 1, 2004, until the principal amount thereof is paid or made available for payment, or until such date on which this Note is converted subject as further provided in paragraph 8 hereof and in the Indenture, redeemed or repurchased as provided in this Note and the Indenture, at a per annum rate that will be adjusted quarterly to equal 3-month LIBOR plus 0.50% (the "Interest Rate"); provided, that the Interest Rate applicable to any interest accrued hereon payable on the Interest Payment Date under the Notes of November 1, 2004 will be equal to the interest rate for the same period on the Existing Notes.

         The Interest Rate for each quarterly period (other than the period before the first Interest Payment Date under the Notes of November 1, 2004) will be adjusted on the first day of such quarterly period (an "Interest Adjustment Date"), which will be the Interest Payment Date for the immediately preceding quarterly period. The adjusted Interest Rate will be based upon 3-month LIBOR (as defined in the Indenture), determined on the second preceding London banking day

(as defined in the Indenture) (an "Interest Determination Date") as described below, plus 0.50%. Notwithstanding any quarterly adjustments of the Interest Rate, the Interest Rate borne by the Notes will never be less than zero.

         The Interest Rate will be determined by the Calculation Agent. Interest will be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360. All percentages resulting from any calculation on the notes will be rounded to the nearest one hundredth-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 2.876545% (or .02876545) would be rounded to 2.87655% (or .0287655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

2.       Method of Payment.
         ------------------

         The Company will pay interest on this Note (except Defaulted Interest) to the person who is the registered Holder of this Note at 5:00 p.m., New York City time on the Record Date next preceding the Interest Payment Date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.       Paying Agent, Registrar, Conversion Agent and Calculation Agent.
         ----------------------------------------------------------------

         Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent, Registrar, Conversion Agent and Calculation Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or Calculation Agent without notice to the holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or Calculation Agent.

4.       Indenture; Limitations.
         -----------------------

         This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Rate Convertible Subordinated Notes due 2022 (the "Notes"), issued under an Indenture dated as of July 21, 2004 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the Indenture shall be qualified thereunder, as in effect on such date. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company limited to up to $175,000,000 aggregate principal amount. The Company may issue additional Notes of this series after this Note has been issued. This Note and any additional Notes of this series subsequently issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

5.       Optional Redemption.
         --------------------

         The Notes may be redeemed at the Company's option, in whole or in part, at any time and from time to time on and after May 7, 2006. The redemption price for the Notes, expressed as a percentage of the principal amount, is as follows for the 12-month periods set forth below:

         Redemption Period                                        Percentage
         -----------------                                        ----------
         May 7, 2006 through April 30, 2007.....................     102%
         May 1, 2007 through April 30, 2008.....................     101%

and 100% of the principal amount on and after May 1, 2008, together in the case of any such redemption with accrued and unpaid interest to the date of redemption, but any interest payment that is due and payable on or prior to such date of redemption will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at 5:00 p.m., New York City time on the relevant Record Date referred to herein, all as provided in the Indenture.

6.       Notice of Redemption.
         ---------------------

         Notice of redemption will be mailed by first class mail at least 30 days, but not more than 60 days before the redemption date, to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

7.       Repurchase of Notes.
         --------------------

         (a) At Option of Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on any of May 1, 2009, May 1, 2012 and May 1, 2017. The Holder shall have the right to withdraw any Purchase Notice pertaining to any exercise of such repurchase right by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Purchase Price in any such repurchase shall be payable in cash.

         (b) At Option of Holder upon a Change in Control. If at any time that Notes remain outstanding there shall have occurred a Change in Control, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the Repurchase Date. The Holder shall have the right to withdraw any Repurchase Notice pertaining to any exercise of such repurchase right by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Repurchase Price in any such repurchase shall be payable in cash.

8.       Conversion.
         -----------

         Upon satisfaction of the conditions set forth in Section 4.1 of the Indenture, at any time on or prior to 5:00 p.m., New York City time on the Business Day immediately preceding May 1, 2022, a Holder of a Note may convert such Note into cash and, if applicable, shares of Common Stock of the Company in accordance with the provisions of Section 4.15 of the Indenture; PROVIDED, HOWEVER, that if such Note is called for redemption, the conversion right will terminate at 5:00 p.m., New York City time on the day that is two Business Days before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at 5:00 p.m., New York City time on the date such default is cured and such Note is redeemed). The initial conversion price is $48.39 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

         To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the Record Date for the payment of an installment of interest and the next Interest Payment Date, the Note must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note or portion thereof then converted; PROVIDED, HOWEVER, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such Record Date and such Interest Payment Date, or if such Note is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder has delivered a Purchase Notice or a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note as provided in Section 3.9(b) or Section 3.10, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.       Subordination.
         --------------

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.      Denominations, Transfer, Exchange.
         ----------------------------------

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

         The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced or increased to reflect conversions, redemptions, repurchases, transfers or exchanges of a part of this Note in global form or cancellations of a part of this Note in global form, in each case, and in any such case, by means of notations on the Global Note Transfer Schedule on the last page hereof. Notwithstanding any provision of this Note to the contrary, conversions, redemptions, repurchases, transfers or exchanges of a part of this Note in global form and cancellations of a part of this Note in global form, may be effected without the surrendering of this Note in global form, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in a global form resulting therefrom or as a consequence thereof.

11.      Persons Deemed Owners.
         ----------------------

         The registered holder of a Note may be treated as the owner of it for all purposes.

12.      Unclaimed Money.
         ----------------

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, subject to applicable escheatment laws, the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

13.      Amendment, Supplement, Waiver.
         ------------------------------

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.      Successor Corporation.
         ----------------------

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

15.      Defaults and Remedies.
         ----------------------

         An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes when due; failure by the Company for 60 days after appropriate notice under the Indenture to it to comply with any of its other agreements contained in the Indenture or the Notes; default by the Company or any Subsidiary with respect to its obligation to pay principal of or interest on indebtedness for borrowed money aggregating more than $20.0 million or the acceleration of such indebtedness if not withdrawn within 15 days from the date of appropriate notice under the Indenture; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.      Trustee Dealings with the Company.
         ----------------------------------

         U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.      No Recourse Against Others.
         ---------------------------

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.      Discharge Prior to Maturity.
         ----------------------------

         If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity as provided in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

19.      Authentication.
         ---------------

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.      Abbreviations and Definitions.
         ------------------------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.      Indenture to Control.
         ---------------------

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Waste Connections, Inc., 35 Iron Point Circle, Suite 200, Folsom, California 95630-8589, Attention: Chief Financial Officer.

                                 TRANSFER NOTICE

This Transfer Notice relates to $__________ principal amount of the Floating Rate Convertible Subordinated Notes due 2022 of Waste Connections, Inc., a Delaware corporation, held by ______________________________ (the "Transferor").


            (I) or (we) assign and transfer this Convertible Note to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)




--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:  ___________________________________

 (Sign exactly as your name appears on the other side of this Convertible Note)

            Date:
                   -------------------------------
            Signature Guarantee(1)
                                  ---------------------------------------










-----------------
(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                CONVERSION NOTICE
To Waste Connections, Inc.:

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into cash, Common Stock, or cash and Common Stock of Waste Connections, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the consideration issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

[_]    Convert whole                           [_]    Convert in part


                                               Amount of Note to be converted
                                               ($1,000 or integral multiples
                                               thereof):

                                               $
                                                --------------------

                                               ---------------------------------
                                               Signature (sign exactly as name
                                               appears on the other side of this
                                               Note)

                                               ---------------------------------
                                               Signature Guarantee:(2)









-----------------
(2) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

         If you want the stock certificate made out in another person's name, complete the following for such person:


-------------------------------------------------
Name

-------------------------------------------------
Social Security or Taxpayer Identification Number

-------------------------------------------------
Street Address

-------------------------------------------------
City, State and Zip Code

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, check the box:

                                      [_]

         If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $______________

Dated:
        -----------------------------    ---------------------------------------
                                         Signature (sign exactly as name appears
                                         on the other side of this Note)
        -----------------------------
Signature Guarantee:(3)




























-----------------
(3) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note repurchased by the Company pursuant to Section 3.10 of the Indenture, check the box:

                                      [_]

         If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.10 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $______________

Dated:
        -----------------------------    ---------------------------------------
                                         Signature (sign exactly as name appears
                                         on the other side of this Note)
        -----------------------------
Signature Guarantee:(4)




















-----------------
(4) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                             Schedule A to Exhibit A

                          GLOBAL NOTE TRANSFER SCHEDULE

                 Changes to Principal Amount of Global Security

--------- ---------------------------------------- ---------------------- ---------------------------
          Principal Amount of Securities by which  Remaining Principal
          this Global Note Is to Be Reduced or     Amount of this Global  Authorized Signature of
          Increased and Reason for Reduction or    Security (following    officer of Trustee or Note
Date      Increase                                 decrease or increase)  Custodian
--------- ---------------------------------------- ---------------------- ---------------------------

--------- ---------------------------------------- ---------------------- ---------------------------

--------- ---------------------------------------- ---------------------- ---------------------------

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